UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2021
Romeo Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4380 Ayers Avenue Vernon, CA 90058	90058
(Address of principal executive offices)	(Zip Code)
(833) 467-2237
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RMO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.    Entry into a Material Definitive Agreement.
Effective as of October 1, 2021, Romeo Power, Inc. (the “Company”) entered into a Single-Tenant Commercial Lease (the “Lease”), with Warland Investments Company (the “Landlord”) relating to approximately 215,000 square feet of office, assembly, storage, warehouse and distribution space located at 5560 Katella Avenue, Cypress, California 90630 (the “Premises”). The Company intends to use the Premises for its corporate headquarters. The Lease will commence on the earliest of (i) twelve (12) weeks after the Landlord tenders possession of the Premises, (ii) the date on which the Company commences any business use at the Premises, and (iii) the date of substantial completion pursuant to the work letter agreement between the Company and the Landlord.

Under the terms of the Lease, the Company is obligated to pay the Landlord an initial base monthly rent of $210,700, or $0.98 per square foot. The monthly base rent will increase annually by approximately three percent of the then-current base rent. The Company will also be responsible for its proportional share of operating expenses, real estate tax expenses, insurance charges and maintenance costs, each as defined in the Lease, associated with the ownership, operation, maintenance, and repair of the Premises, subject to certain exclusions provided in the Lease. The term of the Lease is 97 calendar months. The Company may, at its option, extend the term of the Lease for five (5) additional years on the same terms and conditions, except that the base monthly rent shall be adjusted to the “fair rental value” of the Premises.

The Lease contains customary default provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations under the Lease within specified time periods, or upon bankruptcy or insolvency of the Company. The Lease also contains other customary provisions for real property leases of this type. The foregoing description of the material terms of the Lease does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

Date:	October 4, 2021	By:	/s/ Matthew Sant
		Name:	Matthew Sant
		Title:	General Counsel and Secretary